Exhibit 99.1

Kinnate Biopharma Inc. Reports Third Quarter 2021 Financial Results

In collaboration with Guardant Health, announced initial findings from BRAF Kinase Alteration Genomic Landscape and Real-World Clinical Outcomes Study

Ended the quarter with cash, cash equivalents and investments of $347.9 million, exclusive of its China joint venture’s cash

SAN FRANCISCO and SAN DIEGO, Calif. – November 10, 2021 – Kinnate Biopharma Inc. (Nasdaq: KNTE) (“Kinnate”), a biopharmaceutical company focused on the discovery and development of small molecule kinase inhibitors for difficult-to-treat, genomically defined cancers, today announced financial results for the quarter ended September 30, 2021.

“With the active recruitment of additional patients at multiple centers in the United States ongoing in the KN-8701 clinical trial, we are pleased with the continued advancement of the KIN-2787 program,” said Nima Farzan, Chief Executive Officer of Kinnate. “We believe our recent collaboration with Guardant Health also presents a unique opportunity to assess real-world outcomes and further supports our work to improve the lives of cancer patients with limited treatment options. Unlike currently available treatments that target only Class I BRAF kinase alterations, KIN-2787 targets Class II and Class III BRAF alterations, where it has the potential to be a first-line targeted therapy, in addition to covering Class I BRAF alterations.”

Other Recent Business Highlights and Corporate Update:
•
Announced a collaboration with Guardant Health, a leading precision oncology company, focused on characterizing the prevalence of patients with advanced solid tumors bearing BRAF Class I, II and III alterations. The study will also assess real-world clinical outcomes stratified by BRAF alteration class and by treatment line and type. Preliminary analyses conducted utilizing the GuardantINFORM™ platform suggest that the prevalence of Class II and III alterations across patients with advanced and metastatic solid tumors screened via liquid biopsy-based comprehensive genomic profiling (CGP) is higher than previously understood. Among the nearly 6,000 patients who were identified as having BRAF alteration-positive cancers, approximately 55% were found to be harboring Class II and III alterations across all tumor types. When looking across common tumor types – Non-Small Cell Lung Cancer (NSCLC), Melanoma and Colorectal Cancer (CRC) – approximately 65%, 20% and 30% of oncogenic BRAF alterations, respectively, are BRAF Class II and III. In addition to NSCLC, Melanoma, and CRC, BRAF Class II and III alterations are also detected at substantial rates in other common and rare tumor types such as prostate, breast, duodenal adenocarcinoma, renal pelvis urothelial carcinoma, and cholangiocarcinoma. These findings, as well as other studies that will assess real-world clinical outcomes stratified by BRAF Class and by treatment, are planned for presentation at a future date.

•
Presented design and rationale details of a Phase 1 clinical trial (KN-8701: NCT04913285) evaluating KIN-2787 during the AACR-NCI-EORTC Virtual International Conference on Molecular Targets and Cancer Therapeutics. KN-8701 is a first-in-human, multicenter, non-randomized, open-label, Phase 1 clinical trial of KIN-2787 in adult patients with BRAF mutant advanced and metastatic solid tumors (AMST). KIN-2787 is given orally BID continuously in 28-day cycles until drug intolerance or disease progression. Planned sample size is approximately 115 patients in two parts: Part A is a trial of dose-escalation to maximum tolerated dose open to patients with AMST driven by BRAF Class I, Class II or Class III genomic alterations. Part B will evaluate a selected dose of KIN-2787 in three cohorts of patients with melanoma, NSCLC, or other AMST, each driven by BRAF Class II or Class III alterations. Standard Phase 1 enrollment criteria are required, and key exclusion criteria include known clinically active brain metastases from non-brain tumors, and prior receipt of BRAF-, MEK-, or MAPK-directed inhibitor therapy (except for cases in which these inhibitors were used in indications approved by the U.S. Food and Drug Administration (FDA)).

•
Announced results from preclinical studies evaluating Kinnate’s lead Fibroblast Growth Factor Receptor (FGFR) inhibitor candidate, KIN-3248 during a virtual poster session at the joint JCA-AACR Precision Cancer Medicine International Conference. The poster presentation highlighted data which show that in biochemical and cellular assays, KIN-3248 exhibited nanomolar potency against all four wild-type FGFR family members but not against other non-FGFR kinases. Importantly, KIN-3248 was active against mutations associated with resistance to FGFR inhibitors both in the clinic and in experimental models, including the FGFR2 and FGFR3 gatekeeper (V565X and V555M, respectively), molecular brake (N550X and N540X, respectively), and activation loop (L618V and K650M, respectively) mutations with less than a five-fold difference in IC50 values relative to corresponding wild-type receptors. In addition, dose-dependent inhibition of FGFR2- and FGFR3-driven human in vivo xenografts, including one with an acquired gatekeeper mutation, was attained with once-daily KIN-3248 treatment and was well tolerated. This efficacy was accompanied by both pharmacodynamic biomarker modulation and downstream pathway inhibition. Kinnate anticipates filling an Investigational New Drug application for KIN-3248 with the FDA in the first half of 2022.

•	Announced that on December 3, 2021 Eric Murphy, Ph.D. will transition from the company’s Chief Scientific Officer to a member of its Scientific Advisory Board.

Third Quarter 2021 Financial Results
•	Third quarter net loss for 2021 was $24.7 million, compared to $10.5 million for the same period in 2020.
•	Third quarter research and development expenses for 2021 were $18.7 million, compared to $8.5 million for the same period in 2020.
•	Third quarter general and administrative expenses for 2021 were $6.1 million, compared to $2.0 million for the same period in 2020.
•	As of September 30, 2021, the total of cash and cash equivalents and investments was $347.9 million, exclusive of the China joint venture’s cash.

About Kinnate
Kinnate is focused on the discovery and development of small molecule kinase inhibitors for difficult-to-treat, genomically defined cancers. Kinnate’s mission is to expand the reach of targeted therapeutics by developing products for underserved populations. Kinnate utilizes its deep expertise in structure-based drug discovery, translational research, and patient-driven precision medicine, which it refers to as the Kinnate Discovery Engine, to develop targeted therapies. Based in San Francisco and San Diego, California, the Kinnate team is composed of drug discovery experts supported by a distinguished group of scientific advisors. For more information, please visit www.kinnate.com.

Forward Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements include, without limitation, statements regarding the opportunities presented by our collaboration with Guardant Health, the potential benefits of our product candidates, the enrollment, recruitment and conduct of our clinical trials, our efforts to characterize the prevalence of patients with BRAF alterations and the expected timing of our regulatory filings. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are also intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends. Such expectations and projections may never materialize or may prove to be incorrect. These forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors, including risks related to operating as a preclinical-stage biopharmaceutical company with a limited operating history; our ability to raise additional capital to finance our operations; our ability to discover, advance through the preclinical and clinical development of, obtain regulatory approval for and commercialize our product candidates; the novel approach we are taking to discover and develop drugs; our ability to timely file and obtain approval of investigational new drug applications for our planned clinical trials; the potential for any clinical trial results to differ from our preclinical study results; negative impacts of the COVID-19 pandemic on our business, including ongoing and planned clinical trials and ongoing and planned preclinical studies; competition in our industry; regulatory developments in the United States and other countries; our ability to attract, hire and retain highly skilled executive officers and employees; difficulties in managing our growth; our ability to protect our intellectual property; reliance on third parties to conduct our preclinical studies and any ongoing or planned future clinical trials, and to manufacture our product candidates; general economic and market conditions; and other risks.

These and other risks, uncertainties, assumptions and other factors are further described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 that we are concurrently filing with the Securities and Exchange Commission (the “SEC”), as well as in our subsequent filings we make with the SEC. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. Investors should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Our forward-looking statements speak only as of the date of this release, and except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason in the future.

Contacts:

Investors:
Patti Bank
Westwicke, an ICR Company
415-513-1284
investors@kinnate.com

Media:
Colin Sanford
colin@bioscribe.com

Kinnate Biopharma Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except share and par value amounts)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$135,009	$365,462
Cash at consolidated joint venture	34,308	-
Short-term investments	88,219	31,398
Prepaid expenses and other current assets	3,176	3,343
Total current assets	260,712	400,203
Property and equipment, net	291	368
Long-term investments	124,636	-
Restricted cash	371	-
Other non-current assets	319	-
Total assets	$386,329	$400,571

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,724	$3,940
Accrued expenses	7,575	3,364
Total current liabilities	10,299	7,304
Commitments and contingencies (See Note 12)
Redeemable convertible noncontrolling interests	35,000	-
Stockholders’ equity:
Preferred stock, $0.0001 par value; 200,000,000 shares authorized at September 30, 2021 and December 31, 2020; 0 shares outstanding at September 30, 2021 and December 31, 2020	-	-
Common stock, $0.0001 par value; 1,000,000,000 shares authorized at September 30, 2021 and December 31, 2020; 43,682,671 and 43,477,439 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	4	4
Additional paid-in capital	457,995	446,601
Accumulated other comprehensive loss	(36)	(9)
Accumulated deficit	(116,933)	(53,329)
Total stockholders’ equity	341,030	393,267
Total liabilities and equity	$386,329	$400,571

Kinnate Biopharma Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Operating expenses:
Research and development	$18,729	$8,484	$47,637	$17,261
General and administrative (includes related party amounts of $0 and $92 for the three and nine months ended September 30, 2020)	6,073	2,019	16,215	5,021
Total operating expenses	24,802	10,503	63,852	22,282
Loss from operations	(24,802)	(10,503)	(63,852)	(22,282)
Other income:
Interest income	640	4	1,715	228
Other expense, net	(540)	-	(1,467)	-
Total other income, net	100	4	248	228
Net loss	(24,702)	(10,499)	(63,604)	(22,054)
Net loss attributable to redeemable convertible noncontrolling interests	-	-	-	-
Net loss attributable to Kinnate	$(24,702)	$(10,499)	$(63,604)	$(22,054)

Weighted-average shares outstanding, basic and diluted	43,663,985	3,748,324	43,559,787	3,709,020
Net loss per share, basic and diluted	$(0.57)	$(2.80)	$(1.46)	$(5.95)

Comprehensive loss:
Net loss	$(24,702)	$(10,499)	$(63,604)	$(22,054)
Other comprehensive loss:
Unrealized income (loss) on investments	38	-	(27)	-
Total comprehensive loss	(24,664)	(10,499)	(63,631)	(22,054)
Comprehensive loss attributable to redeemable convertible noncontrolling interests	-	-	-	-
Comprehensive loss attributable to Kinnate	$(24,664)	$(10,499)	$(63,631)	$(22,054)